UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GBT TECHNOLOGIES INC.

  (Name of Registrant As Specified In Its Charter)

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GBT TECHNOLOGIES INC.

  2450 Colorado Avenue, Suite 100F

Santa Monica, CA 90404

INFORMATION STATEMENT

 PURSUANT TO SECTION 14

 OF THE SECURITIES EXCHANGE ACT OF 1934

 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

 AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Santa Monica, California
August 23, 2023

This information statement has been mailed on or about August 23, 2023 to the stockholders of record on August 21, 2023 (the “Record Date”) of GBT Technologies Inc., a Nevada corporation (the “Company”) in connection with certain actions to be taken by the written consent by stockholders holding a majority of the voting stock of the Company, dated as of July 27, 2023. The actions to be taken pursuant to the written consent shall be taken on or about September 12, 2023, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Mansour Khatib
Chief Executive Officer

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NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 26, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding voting shares of the Company dated July 27, 2023, in lieu of a special meeting of the stockholders. Such actions will be taken on or about September 12, 2023:

●	To amend the Company’s Articles of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company from 10,000,000,000 shares to 30,000,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 10,000,000,000 shares of Common Stock, of which 6,103,695,062 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. In addition, the Company has authorized 20,000,000 shares of preferred shares of which 45,000 of Series B Preferred Shares, 700 Series C Preferred Shares, 20,000 Series H Preferred Shares and 1,000 Series I Preferred Shares are presently outstanding.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $30.00 per share representing 30 posts split common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

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Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”). On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below). The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.02. The stated value is $11.00 per share (the “Stated Value”). The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 120 post-splits. During the third quarter of 2014, the Company received 42 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. At December 31, 2021 and 2020, GV owns 700 Series C Preferred Shares.

Series H Preferred Shares

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share). The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

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Series I Preferred Shares

On July 20, 2023, the Company through its wholly owned subsidiary, Greenwich International Holdings, a Costa Rica corporation (“Greenwich”), entered into an Amended and Restated Joint Venture (the “2023 Tokenize Agreement”) with Magic Internacional Argentina FC, S.L. (“Magic”) and GBT Tokenize Corp (“GBT Tokenize”).

On March 6, 2020, the Company through Greenwich entered into a Joint Venture and Territorial License Agreement (the “2020 Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”). Under the 2020 Tokenize Agreement, the parties formed GBT Tokenize and Tokenize contributed its technology portfolio as described in the 2020 Tokenize Agreement with each Tokenize and the Company owning 50% of GBT Tokenize. The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and start-ups (“Technology Portfolio”). In addition to the Technology Portfolio, Tokenize contributed the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company contributed 2,000,000 shares of common stock.

On May 28, 2021, the parties agreed to amend the 2020 Tokenize Agreement to expand the territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States. The Company issued GBT Tokenize an additional 14,000,000 shares of common stock. On June 30, 2021, Tokenize and its shareholder assigned all their rights under the 2020 Tokenize Agreement, including the Company’s pledged 50% ownership in GBT Tokenize to Magic.

On April 11, 2022, the Company, through Greenwich, entered into a Master Joint Venture and Territorial License Agreement (the “2022 Tokenize Agreement”) with Magic and Tokenize which replaced the 2020 Tokenize Agreement. The Company issued GBT Tokenize an additional 150,000,000 shares of common stock of the Company.

GBT Tokenize has developed a vital device based on the Technology Portfolio that is ready for commercialization, as well as certain derivative technologies, which positioned GBT Tokenize to further develop or license certain code sources. On April 3, 2023, GBT Tokenize entered its first commercial transaction to date through the sale of the Avant-AI! technology that been developed by GBT Tokenize, based on the Technology Portfolio pursuant to which GBT Tokenize received 26,000,000 shares of common stock of Buyer’s shares – Avant Technologies, Inc.

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The 2023 Tokenize Agreement restated and replaced the 2022 Tokenize Agreement. Pursuant to the 2023 Tokenize Agreement, as a result of the contribution of the Technology Portfolio by Tokenize and the subsequent contribution of services for the development of the Technology Portfolio by Tokenize and Magic, GBT Tokenize has been able to continue in operation, which has benefited the Company despite its contribution of 166 million shares of common stock valued at approximately $50,000. In order to maintain its 50% ownership interest in GBT Tokenize, the Company agreed to contribute its portfolio of intellectual property to GBT Tokenize and issue to GBT Tokenize 1,000 shares of Series I Preferred Stock (the “Series I Stock”) with a stated value of $35,000 per share which is convertible into common stock of the Company by dividing the stated value by the conversion price of $0.0035, which, if converted in full would result in the issuance of 10 billion shares of common stock of the Company. Further, the Series I Stock will vote on an as converted basis.

The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Magic to secure its Technology Portfolio investment.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 12, 2023.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

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ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company’s outstanding voting stock voted in favor of the corporate matters outlined in this Information Statement, which actions are expected to take place on or before September 12, 2023. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company’s Common Stock from 10,000,000,000 shares to 20,000,000,000 shares and the associated filing of the amendment to the Company’s Articles of Incorporation to implement the increase.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock and Preferred Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company’s outstanding voting shares voted in favor of the actions. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. The Series B Preferred Shares, Series C Preferred Shares, Series H Preferred Shares and Series I Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis.As of the Record Date, 6,103,695,062 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following actions:

●	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 10,000,000,000 shares to 30,000,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date, is required for approval of the actions. A majority of the outstanding voting shares of voting stock voted in favor of the actions.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of July 27, 2023 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each officer of the Company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Dr. Danny Rittman (2)	1,980	*
Mansour Khatib (2)	0	--
GBT Tokenize Corp (2) (3)	10,166,000,000	63.13%

All Officers and Directors as a Group	1,980	*

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 6,103,695,062 shares of common stock outstanding as of July 27, 2023.

(2)	Current Officer and/or Director of the Company.

(3)	Via Preferred Serie I counted for 10 billion shares and 166 million holding as common.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adversary to the Company or has a material interest adverse to the Company.

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AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

  INCREASE OF AUTHORIZED SHARES

On July 27, 2023, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 10,000,000,000 shares to 30,000,000,000 shares. The Company currently has authorized capital stock of 10,000,000,000 shares of Common Stock and approximately 6,103,695,062 shares of Common Stock are outstanding as of July 27, 2023. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock-based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of August 21, 2023, a total of 6,103,695,062 shares of the Company’s currently authorized 10,000,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

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Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $30.00 per share representing 30 posts split common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

As of March 31, 2022 and December 31, 2021, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”). On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

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Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below). The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.02. The stated value is $11.00 per share (the “Stated Value”). The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 120 post-splits. During the third quarter of 2014, the Company received 42 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. At December 31, 2021 and 2020, GV owns 700 Series C Preferred Shares.

As of March 31, 2022 and December 31, 2021, there were 700 Series C Preferred Shares outstanding.

Series H Preferred Shares

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share). The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into.

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Series I Preferred Shares

On July 20, 2023, the Company through its wholly owned subsidiary, Greenwich International Holdings, a Costa Rica corporation (“Greenwich”), entered into an Amended and Restated Joint Venture (the “2023 Tokenize Agreement”) with Magic Internacional Argentina FC, S.L. (“Magic”) and GBT Tokenize Corp (“GBT Tokenize”).

On March 6, 2020, the Company through Greenwich entered into a Joint Venture and Territorial License Agreement (the “2020 Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”). Under the 2020 Tokenize Agreement, the parties formed GBT Tokenize and Tokenize contributed its technology portfolio as described in the 2020 Tokenize Agreement with each Tokenize and the Company owning 50% of GBT Tokenize. The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and start-ups (“Technology Portfolio”). In addition to the Technology Portfolio, Tokenize contributed the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company contributed 2,000,000 shares of common stock.

On May 28, 2021, the parties agreed to amend the 2020 Tokenize Agreement to expand the territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States. The Company issued GBT Tokenize an additional 14,000,000 shares of common stock. On June 30, 2021, Tokenize and its shareholder assigned all their rights under the 2020 Tokenize Agreement, including the Company’s pledged 50% ownership in GBT Tokenize to Magic.

On April 11, 2022, the Company, through Greenwich, entered into a Master Joint Venture and Territorial License Agreement (the “2022 Tokenize Agreement”) with Magic and Tokenize which replaced the 2020 Tokenize Agreement. The Company issued GBT Tokenize an additional 150,000,000 shares of common stock of the Company.

GBT Tokenize has developed a vital device based on the Technology Portfolio that is ready for commercialization, as well as certain derivative technologies, which positioned GBT Tokenize to further develop or license certain code sources. On April 3, 2023, GBT Tokenize entered its first commercial transaction to date through the sale of the Avant-AI! technology that been developed by GBT Tokenize, based on the Technology Portfolio pursuant to which GBT Tokenize received 26,000,000 shares of common stock of Buyer’s shares – Avant Technologies, Inc.

The 2023 Tokenize Agreement restated and replaced the 2022 Tokenize Agreement. Pursuant to the 2023 Tokenize Agreement, as a result of the contribution of the Technology Portfolio by Tokenize and the subsequent contribution of services for the development of the Technology Portfolio by Tokenize and Magic, GBT Tokenize has been able to continue in operation, which has benefited the Company despite its contribution of 166 million shares of common stock valued at approximately $50,000. In order to maintain its 50% ownership interest in GBT Tokenize, the Company agreed to contribute its portfolio of intellectual property to GBT Tokenize and issue to GBT Tokenize 1,000 shares of Series I Preferred Stock (the “Series I Stock”) with a stated value of $35,000 per share which is convertible into common stock of the Company by dividing the stated value by the conversion price of $0.0035, which, if converted in full would result in the issuance of 10 billion shares of common stock of the Company. Further, the Series I Stock will vote on an as converted basis.

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The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Magic to secure its Technology Portfolio investment.

$10,000,000 for Igor 1 Corp (Prior year - GBT Technologies S. A.)

In accordance with the acquisition of GBT-CR the Company issued a convertible note in the principal amount of $10,000,000. The convertible note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of the holder, the convertible note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($500.00 per share). This convertible note may convert into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion and therefore recorded as derivative liability.

On May 19, 2021, the Company, Gonzalez, GBT-CR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of outstanding balance plus accrued interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT convertible note maturity date to December 31, 2022, (ii) amend the GBT convertible note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT convertible note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT convertible note by Gonzalez to a third party. As a result of the change in terms of this convertible note, the Company took a charge related to the modification of debt of $13,777,480 during the year ended December 31, 2021. This convertible note is recorded as derivative liability because of the discounted price on conversion.

During the year ended December 31, 2021, IGOR 1 converted $1,284,600 of the convertible note into 4,185,650 shares of the Company’s common stock. Also, on June 24, 2021, the Company transferred 5,500,000 SURG shares received as repayment of $660,000 of this convertible note.

As of March 31, 2022, the note had an outstanding balance of $8,055,400 and accrued interest of $1,664,447.

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1800 Diagonal Lending LLC

Promissory Note $59,408

On March 1, 2023, the Company entered into a Securities Purchase Agreement, with 1800 Diagonal Lending LLC, an accredited investor (“DL”) pursuant to which the Company issued to DL a Promissory Note (the “DL Note”) in the aggregate principal amount of $59,408 with an original issue discount of $6,258 resulting in net proceeds of the Company of $53,150. The DL Note has a maturity date of June 1, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Note at the rate of 12.0% per annum from the date on which the DL Note is issued. A one-time interest charge of 12% or $7,128 was applied on the issuance date of the DL Note to the principal amount owed under the DL Note. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in ten payments each in the amount of $6,653.60 resulting in a total payback to DL of $66,536. The first payment is due April 15, 2023 with nine subsequent payments each month thereafter. The Company shall have a five-day grace period with respect to each payment. The Company has right to accelerate payments or prepay in full at any time with no prepayment penalty. This DL Note shall not be secured by any collateral or any assets of the Company.

The outstanding principal amount of the DL Note may not be converted into the Company common shares except in the event of default. In the event of default on the DL Note, DL may convert the DL Note into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price during the 10 day period immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Note), the DL Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

Convertible Note $62,680

On March 1, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Convertible Note”) in the aggregate principal amount of $62,680 for a purchase price of $52,150. The DL Convertible Note has a maturity date of June 1, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of six percent (6.0%) per annum from the date on which the DL Convertible Note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note.

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The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the date the DL Convertible Note is issued . Following the 180th day, DL may convert the DL Convertible Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20 day period preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

Straight Note $47,208

On April 24, 2023, the Company entered into a Securities Purchase Agreement, with 1800 Diagonal Lending LLC, an accredited investor (“DL”) pursuant to which the Company issued to DL a Promissory Note (the “DL Note”) in the aggregate principal amount of $47,208 with an original issue discount of $5,058 resulting in net proceeds of the Company of $42,150. The DL Note has a maturity date of April 24, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Note at the rate of 12.0% per annum from the date on which the DL Note is issued (the “Issue Date”). A one-time interest charge of 12% or $5,664 was applied on the Issue Date to the principal amount owed under the DL Note. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in ten payments each in the amount of $5,287.20 resulting in a total payback to DL of $52,872. The first payment is due June 15, 2023 with nine subsequent payments each month thereafter. The Company shall have a five-day grace period with respect to each payment. The Company has right to accelerate payments or prepay in full at any time with no prepayment penalty. This DL Note shall not be secured by any collateral or any assets of the Company.

The outstanding principal amount of the DL Note may not be converted into the Company common shares except in the event of default. In the event of default on the DL Note, DL may convert the DL Note into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price with a 10-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default (as defined in the DL Note), the DL Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

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The transaction closed on April 26, 2023.

Convertible Note $50,580

On April 24, 2023, the Company entered into a Securities Purchase Agreement with DL pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Convertible Note”) in the aggregate principal amount of $50,580 for a purchase price of $42,150. The DL Convertible Note has a maturity date of July 24, 2024 and the Company has agreed to pay interest on the unpaid principal balance of the DL Convertible Note at the rate of six percent (6.0%) per annum from the date on which the DL Convertible Note is issued (the “Convertible Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the DL Convertible Note, provided it makes a payment including a prepayment to DL as set forth in the DL Convertible Note.

The outstanding principal amount of the DL Convertible Note may not be converted prior to the period beginning on the date that is 180 days following the Convertible Issue Date. Following the 180th day, DL may convert the DL Convertible Note into shares of the

Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the DL Convertible Note), the DL Convertible Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Convertible Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

Stanley Hills LLC

The Company entered into a series of loan agreements with Stanley Hills LLC (“Stanley”) pursuant to which it received more than $1,000,000 in loans (the “Debt”) since May 2019 up to December 2019. On February 26, 2020, in order to induce Stanley to continue to provide funding, the Company and Stanley entered into a letter agreement providing that the current note payable balance due to Stanley in the amount of $1,214,900 may be converted into shares of common stock of the Company at a conversion price equal to 85% multiplied by the lowest one trading price for the common stock during the 20-trading day period ending on the latest complete trading day prior to the conversion date. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Stanley has agreed to restrict its ability to convert the Debt and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. During the year ended December 31, 2021, Stanley converted $1,231,466 of its convertible note plus interest into 4,420,758 shares of the Company’s common stock, and during the year ended December 31, 2021, Stanley loaned the Company an additional $325,000. Also, during the year ended December 31, 2021, the Company transferred the SURG shares received as repayment of $800,000 of this convertible note and also converted $126,003 of accrued interest into the principal balance. During the year ended December 31, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley in a private transaction. The balance of the Stanley debt at March 31, 2022 and December 31, 2021 was $116,605 and $116,605, respectively. The unpaid interest of the Stanley debt at March 31, 2022 and December 31, 2021 was $11,247 and $8,372, respectively. The Stanley debt was secured via a pledge agreement on the SURG shares.

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$8,340,000 Senior Secured Redeemable Convertible Debenture

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC (the “Investor”) pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (the conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). On December 23, 2019, in arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Debenture constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613. On February 18, 2020, the Company filed a motion with the United States District Court District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Investor’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award, address the outstanding issues regarding whether Investor’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Investor relative to those of other creditors must be determined before any foreclosure sale can proceed. It is further the position of the Company that the previously disclosed foreclosure sale scheduled by Investor is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Investor advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale. On July 28, 2020, Investor filed in the State of Nevada a motion for attorneys $48,844 and costs $716. The Company filed an answer on August 11, 2020. On October 16, 2020, Investor motion for attorneys $48,844 and costs $716 was denied. The balance was included in accounts payable for the unearned settlement. As of March 31, 2022, this case is still pending with the Federal court and the Court has not taken any substantive action in the matter as of the date hereof.

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ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 2450 Colorado Avenue, Suite 100F, Santa Monica, CA 90404. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

/s/ Mansour Khatib
Chief Executive Officer
Santa Monica, California
August 23, 2023

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